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                                                                  EXHIBIT 10.15

                                                         Execution Copy


                      REVOLVING LINE OF CREDIT AGREEMENT
                      --------- ---- -- ------ ---------

     REVOLVING LINE OF CREDIT AGREEMENT ("Agreement") dated as of August 20, 1999 between MILLITECH CORPORATION, a Massachusetts corporation having a principal place of business at 20 Industrial Drive, South Deerfield, Massachusetts 01373 (the "Borrower") and BOSTON FEDERAL SAVINGS BANK, having a principal place of business at 17 New England Executive Park, Burlington. Massachusetts 01803 (the "Bank").


                                   RECITALS

     WHEREAS, Borrower desires that Bank loan to Borrower the amount of up to Two Million Dollars ($2,000,000), all in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                       DEFINITIONS AND ACCOUNTING TERMS

     1.1  Defined Terms As used in this Agreement, the following terms have the
          -------------
following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          1.1.1    Accounts Receivable means all of Borrower's accounts,
                   -------------------
     accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts1 obligations and liabilities in whatever form owing to Borrower from any Person for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, whether any of the foregoing are now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower.

          1.1.2    Advances means all money advanced to Borrower under this
                   --------
     Agreement.

          1.1.3    Affiliate means any Person, other than an employee
                   ---------
     stockholder of Borrower (defined below) (a) which directly or indirectly controls, or is controlled by, or is under common control with Borrower or a Subsidiary, (b) which directly or
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     indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of Borrower or any Subsidiary, or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or a Subsidiary. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          1.1.4    Agreement means this Revolving Line of Credit Agreement, as
                   ---------
     amended, supplemented, or modified from time to time.

          1.1.5    Borrowing Base means at the relevant time of reference
                   --------------
     thereto, an amount determined by Bank by reference to the most recent Borrowing Base Certificate delivered to Bank, which is equal to seventy-five percent (75%) of Domestic Eligible Non-Progress/Contract Accounts Receivable, plus, fifty percent (50%) of Domestic Eligible Progress/Contract Accounts Receivable for which invoices have been issued and are payable (availability related to such Progress/Contract Accounts Receivable not to exceed $300,000).

          1.1.6    Borrowing Base Certificate means a certificate executed by
                   --------------------------
     the Chief Financial Officer of Borrower as to the calculation of Borrowing Base in the form attached as Exhibit A together with such back-up
                                  ---------
     documentation as Bank may reasonably request.

          1.1.7    Business Day means any day other than a Saturday, Sunday, or
                   ------------
     other day on which commercial banks in Boston, Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.

          1.1.8    Capital Lease means all leases which have been or should be
                   -------------
     capitalized on the books of the lessee in accordance with GAAP.

          1.1.9    Capital Expenditures means, for any period, amounts added or
                   --------------------
     required to be added to the fixed assets account on the consolidated balance sheet of Borrower, prepared in accordance with GAAP, in respect of
     (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and (ii) to the extent not included in the preceding (i), expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with GAAP).

          1.1.10   Closing Date shall mean the date this Agreement is executed.
                   ------------
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          1.1.11   Code means the Internal Revenue Code of 1986, as amended from
                   ----
     time to time, and the regulations and published interpretations thereof.

          1.1.12   Collateral means all assets of Borrower of every type and
                   ----------
     description subject to the Lien of the Security Agreement and as further defined in the Security Agreement, as well as certain rights under the Warrant and Warrant Purchase Agreement.

          1.1.13   Commitment Letter means the letter dated August 18, 1999
                   -----------------
     executed by Bank and Borrower.

          1.1.14   "Consolidated" and "Consolidating" when used with reference
                    --------------------------------
     to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other Specified Person), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, whether or not such deductions are required by GAAP.

          1.1.15   Consolidated Tangible Net Worth shall mean, on any date, the
                   -------------------------------
     total of:

                   (a) Stockholders equity of Borrower and Borrower's Subsidiaries determined in accordance with GAAP, minus
                                                      -----

                   (b) The amount by which such equity balance has been increased by a write up of any asset of Borrower after December 31, 1998 minus
     -----

                   (c) The amount of intangible assets of Borrower determined in accordance with GAAP including, without limitation, goodwill, formula, trademarks, noncompetition covenants, tradenames, patents and patent rights.

          1.1.16   Consolidated Net Income means, for any period, the net income
                   -----------------------
     (or deficit) of the Borrower and the Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided however, that Consolidated Net
                                        ----------------
     Income shall not include:

                   (i) the income (or deficit) of any Subsidiary accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with any Subsidiary;
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                   (ii)    the income (or deficit) of any Person (other than a
                           Subsidiary) in which the Borrower or any Subsidiary has an ownership interest; provided, however, that
                                                      -----------------
                           (a) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Borrower or such Subsidiary in the form of dividends or similar distributions and
                           (b) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Company or any Subsidiary in any such Person for the purpose of funding any deficit of such Person, all as determined in good faith and certified to the Bank by Borrower's Chief Financial Officer;

                   (iii) all amounts included in computing such net income (or deficit) in respect of the write-up of any asset after December 31, 1998; and

                   (iv)    extraordinary and nonrecurring gains.

          1.1.17   Consolidated Leverage Ratio [INTENTIONALLY OMITTED]
                   ------------ -------- -----

          1.1.18 Debt means, without duplication, (a) indebtedness or liability for borrowed money, (b) obligations evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations for the deferred purchase price of property or services (including trade obligations), (d) obligations as lessee under Capital Leases, (e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA, (f) obligations under letters of credit, (g) obligations under acceptance facilities, (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss, and (i) obligations secured by any liens, whether or not the obligations have been assumed.

          1.1.19   Default shall mean a state of facts which with the passage of
                   -------
     time or notice and the passage of time would become an Event of Default.

          1.1.20   Depreciation shall mean depreciation determined in accordance
                   ------------
     with GAAP.

          1.1.21   Domestic Eligible Accounts Receivable means an Eligible
                   -------------------------------------
     Accounts Receivable due from an Account Debtor located in the United States or Canada.
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          1.1.22   Eligible Accounts Receivable means at the time of any
                   ----------------------------
     determination thereof, any Accounts Receivable of Borrower which meet the following standards of eligibility:

                   (a) Borrower lawfully owns such Accounts Receivable and Borrower has not acquired such Accounts Receivable from any other Person;

                   (b) Borrower has the full and unqualified right to assign and grant liens in such Accounts Receivable to Bank as security for the obligations;

                   (c) pursuant to the Security Agreement executed by Borrower in favor of Bank (or with respect to an Accounts Receivable of a Subsidiary, a separate assignment or security agreement for each such Accounts Receivable executed by such subsidiary to collateralize the guaranty of such subsidiary), such Accounts Receivable is subject to a lien in favor of Bank, which lien is perfected under the laws of applicable jurisdiction within the United States and is prior to the rights of, and enforceable as such against, any other Person;

                   (d) such Accounts Receivable is not subject to any lien in favor of any Person other than liens in favor of Bank;

                   (e) such Accounts Receivable is to Borrower's knowledge, a valid, binding, and legally enforceable obligation of the Person who is obligated under such Accounts Receivable (the "Account Debtor");
                                                    --------------

                   (f)  such Accounts Receivable is a bona fide Accounts
                                                      ---------
     Receivable arising from the sale (on an absolute basis and not on a consignment, approval, or sale-or-return basis or as part of any product swap) of goods or the rendering of services in the ordinary course of business, which goods have been shipped or delivered to, or which services have been performed for, the Account Debtor for such Accounts Receivable;

                   (g) with respect to such Accounts Receivable, no Account Debtor is (i) incorporated in or primarily conducting business in any jurisdiction outside the United States or Canada unless such Account Receivable is adequately insured to Bank's satisfaction, (ii) an Affiliate of the Borrower, (iii) a foreign government or any agency, department, or instrumentality thereof, other than Puerto Rico, (iv) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency, or other like condition, or (v) an agency, department or instrumentality of the United States or any state governmental authority in the United States unless the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation shall have been satisfied in respect thereof and Bank is satisfied as to the absence of set-offs,
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     counterclaims, and other defenses to payment on the part of the United
     States or such state governmental authority.

                   (h) such Accounts Receivable is not outstanding more than ninety (90) days past the invoice date with respect thereto;

                   (i) such Accounts Receivable is payable in United States Dollars;

                   (j) the Account Debtor on such Account Receivable or any of its Affiliates is not also a supplier or creditor of the Borrower or any of its Subsidiaries unless such supplier or creditor has executed a no-offset letter satisfactory to Bank; provided, however, that if the Account Receivable is otherwise an Eligible Receivable, then the amount by which the Account Receivable exceeds the corresponding account payable may be included in the Borrowing Base;

                   (k) where required in order to enforce an obligation in the courts of such state or otherwise to comply with applicable laws, Borrower has either (i) received a certificate of authority to the business and is in good standing in all states in which an Account Debtor is located, or
     (ii) filed a Notice of Business Activities Report or comparable document with the appropriate office or agency of such state for the current year; and

                   (l) any warranty contained in this Agreement or any other Loan Document with respect either to Accounts or Eligible Receivables in general or to such specific Account is not true and correct with respect to such Account, provided, however, if more than ten percent (10%) of the
                   --------
     Account Receivable due from any Account Debtor is more than ninety (90) days old, the Borrowing Base as to such Account Debtor be reduced to fifty percent (50%) of Domestic Eligible Non-Progress/Contract Accounts Receivable, twenty-five percent (25%) of Domestic Eligible Progress/Contract Accounts Receivable, and if more than twenty percent (20%) of such Account Receivable from such Account Debtor is more than ninety (90) days old, all Accounts Receivable from such Account Debtor shall be excluded from the Borrowing Base until at least ninety percent (90%) of Accounts Receivable from such Account Debtor are less than ninety
     (90) days old. If requested to do so by Borrower, Bank agrees to exercise commercially reasonable judgment in Bank's sole discretion, in determining whether that portion of the Account Receivable which is less than ninety
     (90) days old should be included as an Eligible Account Receivable.

          1.1.23   ERISA means the Employee Retirement Income Security Act of
                   -----
     1974, as amended from time to time, and the regulations and published interpretations thereof.
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          1.1.24   Event of Default means any of the events specified in
                   ----------------
     Article 8 and, if a cure period shall be provided therein, such Event of Default shall not be deemed to have occurred until such cure period has expired without such Event of Default being remedied.

          1.1.25   Environmental Laws shall mean all federal, state and local
                   ------------------
     laws, rules or regulations relating in any way to the environment or health and safety of humans, plant and wildlife including, but not limited to the Clean Water Act, 33 USC Section 1251-1387; The Safe Drinking Water Act, 42 USC Section 3001-3002; Emergency Planning and Community Right to Know Act of 1986, 42 USC Section 11001-11050; National Environmental Policy Act, 42 USC Section 4321-4361; Toxic Substances Control Act, 15 USC Section 2601-2629; The Federal Insecticide, Fungicide and Rodenticide Act, 7 USC Section 135435k; Occupational Safety and Health Act, 29 USC Section 651 et seq.; Resource Conservation and Recovery Act, 42 USC Section 6901-6991(c); Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601-9675; Clean Air Act, 42 USC Section 7401-7642; Federal Coastal Zone Management Act, 1.6 USC Section 1451-1464; Massachusetts Environmental Policy Act, MGL c.30 Section 61-6211; Massachusetts Clean Air Act, MGL c. 111 Section 142A-142K; Massachusetts Clean Water Act, MOL e.21
     Section 26-53; Massachusetts Wetlands Protection Act, N4GL C. 131 Section 40, MGL c.91; Massachusetts Hazardous Waste Management Act, MGL c.21C; Board of Fire Protection Regulations, 527 CMR Section 9.00 et seq.; Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, MOL c.21E; Massachusetts Right to Know Act, MGL c. 11 1F; Massachusetts Toxic Use Reduction Act, MGL c.2 11.

          1.1.26   Guarantor (INTENTIONALLY OMITTED)
                   ---------

          1.1.27   GAAP means generally accepted accounting principles in the
                   ----
     United States.

          1.1.28   International Eligible Accounts Receivable (INTENTIONALLY
                   ------------------------------------------
     OMITTED)

          1.1.29   Lien means any mortgage, deed of trust, pledge, security
                   ----
     interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).
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          1.1.30   Loan means the Revolving Line of Credit Loan.
                   ----

          1.1.31   Loan Documents means this Agreement, the Note, the Commitment
                   --------------
     Letter (to the extent not inconsistent with the other Loan Documents), Security Agreement, Warrant, Warrant Agreement and all other documents executed by Bank or Borrower in connection with the Loan.

          1.1.32   Multiemployer Plan means a Plan described in Section
                   ------------------
     4001(a)(3) of ERISA.

          1.1.33   Maturity Date means August 19, 2000.
                   -------------

          1.1.33A  Non-Progress/Contract Account Receivable means an Account
                   ----------------------------------------
     Receivable for which delivery to the Account Debtor or a supply contract has been completed.

          1.1.34   Note shall have the meaning set forth in Section 2.2.
                   ----                                     -----------

          1.1.35   PBGC means the Pension Benefit Guaranty Corporation or any
                   ----
     entity succeeding to any of all of its functions under ERISA.

          1.1.36   Permitted Liens shall mean those Liens described in Section
                   ---------------
     4.3 of the Security Agreement.

          1.1.37   Person means an individual, partnership, corporation,
                   ------
     business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          1.1.38   Plan means any pension plan which is covered by Title IV of
                   ----
     ERISA and in respect of which Borrower or a Commonly Controlled Entity as defined in ERISA is an "employer" as defined in Section 3(5) of ERISA.

          1.1.39   Pledge (INTENTIONALLY OMITTED)
                   ------

          1.1.40   Prime Rate shall mean the rate of interest announced by The
                   ----------
     Wall Street Journal from time to time as the Prime Rate.

          1.1.41   Principal Office means Bank's office at 17 New England
                   ----------------
     Executive Park, Burlington, Massachusetts 01803.

          1.1.41A  Progress/Contract Account Receivable means an Account
                   ------------------------------------
     Receivable generated prior to the completion of delivery of an entire order or supply contract to an
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     Account Debtor. By way of example, an invoice generated after three shipments on a purchase order calling for ten shipments would be a Progress Account Receivable.

          1.1.42   Prohibited Transaction means any transaction set forth in
                   ----------------------
     Section 406 of ERISA or Section 4975 of the Code.

          1.1.43   Regulations D. G. T. U and X means Regulations U and X of
                   ----------------------------
     the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

          1.1.44   Reportable Event means any of the events set forth in Section
                   ----------------
     4043 of ERISA.

          1.1.45   Security Agreement means the All Assets Security Agreement
                   ------------------
    executed by Borrower in connection with the Loans of even date herewith.

          1.1.46   Subordinated Debt means debt of Borrower to third parties
                   -----------------
     other than trade debt, which is subject to the amount and terms of this Loan, as amended from time to time.

          1.1.47   Subsidiary means, as to Borrower, a corporation of which
                   ----------
     shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by Borrower. Accessories and Product Genesis, Inc. are Affiliates but not Subsidiaries.

          1.1.48   Revolving Line of Credit Loan shall have the meaning given in
                   -----------------------------
     Section 2.1.

          1.1.49   Working Capital (INTENTIONALLY OMITTED)
                   ---------------


                                   ARTICLE 2
                                   ---------

                         AMOUNT AND TERMS OF THE LOAN

     2.1  Revolving Line of Credit Loan. Bank agrees on the terms and conditions
          -----------------------------
set forth in this Agreement to make one or more Advances to Borrower from time to time in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) (the "Commitment"). Within the limits of the Commitment, and subject to the limitations of this
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Section 2.1 and Section 7.3 below regarding capital infusion, and provided the
Borrowing Base is adequate, Borrower may borrow, repay, and reborrow under this
Section 2.1. Borrower acknowledges that the amount available under the Revolving Line of Credit Loan shall in no event exceed the Borrowing Base. If at any time the amount of principal plus accrued interest outstanding hereunder shall exceed the Borrowing Base, Borrower shall immediately prepay an amount sufficient such that the amount outstanding is within the Borrowing Base.

          The amount initially available to Borrower shall be up to One Million Dollars ($1,000,000). At such time as Borrower shall deliver to Bank evidence in form sufficient to satisfy the reporting requirements of Section 5.9 below of its compliance with the provisions of Section 7.3 hereof, and provided that there are no other defaults hereunder, the amount available to Borrower shall increase to One Million Five Hundred Thousand Dollars ($1,500,000). At such time as Borrower shall deliver to Bank evidence in form sufficient to satisfy the reporting requirements of Section 5.9 below of its compliance with Section 7.3 below, Borrower has delivered to Bank an appraisal performed by an appraiser satisfactory to Bank that the forced liquidation value of the machinery and equipment owned by Borrower and not subject to any other lien or encumbrance is at least Five Hundred Thousand Dollars ($500,000), and provided Borrower is otherwise in compliance hereunder (including, without limitation, the requirements of Section 5.11), the amount available to Borrower shall be the lesser of the Borrowing Base or Two Million Dollars ($2,000,000).

     2.2  Note. The Revolving Line of Credit Loan made by Bank under this
          ----
Agreement shall be evidenced by, and repaid with interest in accordance with a single promissory note (the "Note") of Borrower in substantially the form of Exhibit B, duly completed, in the principal amount of Two Million Dollars
---------
($2,000,000), dated the date of this Agreement, payable to Bank. Bank is hereby authorized by Borrower to endorse on the schedule on the reverse side of the Revolving Line of Credit Note or to document in such other manner as is Bank's usual and customary practice the amount of each Advance and of each payment of principal received by Bank on account of the Revolving Line of Credit Loan, which endorsement or other method of documentation shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Line of Credit Loan made by Bank, provided, however, that the failure to make such notation or otherwise document the amount of such Advances with respect to the Revolving Line of Credit Loan or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Line of Credit Note. This Note may be prepaid in whole or in part, am any time and from mime to time without premium or penalty.

     2.3  Notice and Manner of Borrowing on Revolving Line of Credit Loan. Upon
          ---------------------------------------------------------------
notice given by Borrower not later than 11:00 AM Eastern Time on the date of an Advance and upon fulfillment of the applicable conditions set forth in Article 3, Bank will make such
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Advance available to Borrower in immediately available funds by crediting the amount thereof to Borrower's account with Bank.

     2.4  Interest. Borrower shall pay interest to Bank on the outstanding and
          --------
unpaid principal amount of the Revolving Line of Credit Loan at a rate per annum at the Prime Rate plus one percent (1%) (the "Interest Rate"). Any change in the Interest Rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Interest shall be paid in immediately available funds on the first day of each month at the Principal Office (by deducting the amount due from a demand deposit account of Borrower). Any principal amount not paid when due, whether on the Maturity Date, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full at a rate per annum equal at all times to five percent (5%) above the Prime Rate, but in no event more than the maximum amount allowed by law. If more than the maximum interest rate allowed by law is inadvertently charged to Borrower, then the excess interest shall either be refunded to Borrower or applied against the outstanding principal balance under the Note.

     2.5  Facility Fee. Borrower shall pay to Bank at the closing a facility fee
          ------------
equal to Thirty Thousand Dollars ($30,000) (the "Closing Fee"). In addition to the interest each month and the Closing Fee, Borrower shall pay to Bank each fiscal quarter an unused facility fee equal to one quarter of one percent (.25) of the average unused portion of the facility.

     2.6  Method of Payment. Borrower shall make each payment under this
          -----------------
Agreement and under the Note not later than 1:00 PM (Eastern Time) on the date when due in lawful money of the United States to Bank at its Principal Office in immediately available funds. Borrower hereby authorizes Bank to charge from time to time against a demand deposit account of Borrower designated by Borrower (or, if such account has insufficient funds, against another account of Borrower) any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

     2.7  Use of Proceeds - Revolving Line of Credit Loan. The proceeds of the
          -----------------------------------------------
Revolving Line of Credit Loan hereunder shall be used by Borrower for working capital purposes in the ordinary course of business. Borrower will not, directly or indirectly. use any part of such proceeds for the purpose of (i) acquisition of any other business or entity of any type or substantially all the assets of any such entity or business without prior written consent of Bank, or (ii) purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purposes of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

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     2.8  Term - Revolving Line of Credit. If not sooner accelerated due to an
          -------------------------------
Event of Default, the Note shall be due and payable in full on the Maturity
Date.

                                   ARTICLE 3
                                   ------- -

                             CONDITIONS PRECEDENT

     3.1  Conditions Precedent to Loan. The obligation of Bank to make the Loan
          ----------------------------
to Borrower is subject to the conditions precedent that Bank shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to Bank and its counsel:

          3.1.1    Note. The Note duly executed by Borrower.
                   ----

          3.1.2    Security Agreement. A Security Agreement duly executed by
                   ------------------
     Borrower together with (a) acknowledged copies of the Financing Statements (Form Ucc-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Bank, desirable to perfect the security interest created by the Security Agreement, and (b) certified copies of Requests for Copies or Information (Form UCC11) identifying all of the financing statements on file with respect to Borrower in all jurisdictions referred to under (a), including the Financing Statement filed by Bank against Borrower, indicating that no party claims an interest in any of the Collateral other than pursuant to the Permitted Liens.

          3.1.3    Guaranty. (INTENTIONALLY OMITTED)
                   --------

          3.1.4    Bridge Financing. Borrower shall provide satisfactory
                   ----------------
     evidence to Bank that Borrower has received Two Million Dollars ($2,000,000) in bridge financing to be available in until the equity investments required in Section 7.3 are complete.
                             -----------
          3.1.5    Warrant. The Warrant Agreement, duly executed by Borrower, in
                   -------
     accordance with the terms of the Commitment Letter.

          3.1.6    Expenses. Borrower has paid or has agreed to pay all of
                   --------
     Bank's expenses in connection with the Loans as provided in the Commitment Letter.

          3.1.7    Evidence of all Corporate Action by Borrower. Certified (as
                   ---------------------------------------------
     of the date of this Agreement) copies of all corporate action taken by Borrower including resolutions of the Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party and each other document delivered pursuant to this Agreement.

                                                       Execution Copy

          3.1.8    Incumbency and Signature Certificate of Borrower. A
                   ------------------------------------------------
     certificate (dated as of the date of this Agreement) of the Clerk of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement.

          3.1.9    Corporate Matters. A certified copy of (a) Articles of
                   -----------------
     Organization of Borrower certified by the Secretary of State of the Commonwealth of Massachusetts, (b) by-laws of Borrower certified as true by the Clerk of Borrower, (c) a Certificate of Legal Existence and Good Standing issued by the Secretary of State for the Commonwealth of Massachusetts, and (d) a Certificate of Tax Good Standing issued by the Department of Revenue of the Commonwealth of Massachusetts (to be delivered within sixty (60) days from the date hereof).

          3.1.10   Corporate Records. Records of Borrower's organization and
                   -----------------
     operation, including Borrower's Articles of Organization, By-Laws, minutes, Stock Certificates and other records of Borrower in sufficient detail so as to enable Bank to determine that the stock subject to the Warrant described in Section 5.10 below is validly issued and that the warrant is
        ------------
     enforceable.

          3.1.11   Insurance. Borrower has delivered to Bank evidence of
                   ---------
     insurance prepaid for a period reasonably satisfactory to Bank as reasonably required in Section 5.6 in amounts satisfactory to Bank.

          3.1.12   Opinion of Counsel. An opinion of counsel satisfactory to
                   ------------------
     Bank as to the due incorporation of Borrower, the authority of Borrower to enter into this Agreement, the enforceability of this Agreement, the absence of any conflict between this Agreement and any other agreement or contract to which Borrower is a party, and such other matters as Bank may reasonably request, in form and substance satisfactory to Bank.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Bank that as of the date hereof:

     4.1  Incorporation Good Standing and Due Qualification. Each of Borrower
          -------------------------------------------------
and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in

                                                       Execution Copy

and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required in order to enable Borrower to enforce obligations of customers or suppliers in the courts of such jurisdiction. Borrower is not in violation of its Articles of Organization or By-laws.

     4.2  Corporate Power and Authority. The execution, delivery and performance
          -----------------------------
by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (l) require any additional consent or approval of the stockholders of Borrower, (2) contravene Borrower's charter or bylaws, (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower, (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected, and (5) result in, or require, the creation or imposition of any Lien (except in favor of Bank), upon or with respect to any of the properties now owned or hereafter acquired by Borrower, where such breach could reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of Borrower taken as a whole or Borrower's ability to perform its obligations under the Loan Documents (a "Material Adverse Effect").

     4.3  Legally Enforceable Agreement. This Agreement is, and each of the
          -----------------------------
other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally and subject to general principles of equity.

     4.4  Financial Statements. The audited balance sheet of Borrower as of
          --------------------
December 31, 1998, and the related statements of income and retained earnings of Borrower for the fiscal year then ended, and the accompanying footnotes, together with the report thereon, of independent certified public accountants acceptable to Bank, copies of which have been furnished to Bank, as well as the management prepared draft financial statements for the six (6) month period ended June 30, 1999, are complete and correct and fairly present the financial condition of Borrower as of such dates and the results of the operations of Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (except for lack of footnotes and normal year-end adjustments with respect to June 30,1999 statements) and since June 30, 1999 there has been no material adverse change in the condition (financial or otherwise), business, or operations of Borrower taken as a whole. There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1999. No information, exhibit, or report furnished by Borrower to

                                                       Execution Copy

Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     4.5  Labor Disputes and Acts of God. Neither the business nor the
          ------------------------------
properties of Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, storm, earthquake, embargo, or other casualty (whether or not covered by insurance), materially or adversely affecting such business or properties or the operation of Borrower or such Subsidiary.

     4.6  Other Agreements. Neither Borrower nor any Subsidiary is a party to
          ----------------
any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which is reasonably likely to have a Material Adverse Effect on Borrower or any Subsidiary except as set forth on Schedule 4.6. Neither Borrower nor any
           -----------------------------------
Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party, where such default is reasonably likely to cause a Material Adverse Effect.

     4.7  Litigation. There is no pending or, to the knowledge of Borrower,
          ----------
threatened action or proceeding against or affecting Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator, which is reasonably likely to, in any one case or in the aggregate, materially, adversely affect the financial condition, operations, properties, or business of Borrower taken as a whole or any Subsidiary or the ability of Borrower to perform its obligations under the Loan Documents to which it is a party.

     4.8  No Defaults on Outstanding Judgments or Orders. Borrower and its
          ----------------------------------------------
Subsidiaries have satisfied all judgments, and neither Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, where such default is reasonably likely to cause a Material Adverse Effect.

     4.9  Ownership and Liens. Borrower and each Subsidiary have title to all of
          -------------------
the Collateral (other than any Collateral disposed of in the ordinary course of business), and none of the Collateral owned by Borrower or any Subsidiary is subject to any Lien other than a Lien in favor of the Bank and the Permitted Liens.

     4.10 ERISA. Borrower and each Subsidiary are in compliance in all material
          -----
respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction, has occurred and is continuing with respect to any Plan, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings, neither

                                                       Execution Copy

Borrower nor any "commonly controlled entity" (as defined in ERISA) has completely or partially withdrawn from a Multiemployer Plan, Borrower and each commonly controlled entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does riot exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA, and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

     4.11 Operation of Business Compliance with Law. Borrower and its
          -----------------------------------------
Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and, to the knowledge of Borrower, Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing, which could be reasonably expected to have a Material Adverse Effect on Borrower. Borrower is in material compliance with (i) all federal, state and local laws, rules, regulations, permits, ordinances and (ii) permits, licenses, ordinances, regulations and requirements of any governmental agency having jurisdiction over Borrower or the conduct of its business. Borrower's principal place of business is at the address provided in Section 10.2 and all Accounts Receivable and other documents relating thereto are kept at such address.

     4.12 Taxes. Borrower and each Subsidiary have filed all tax returns
          -----
(federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties. Borrower's federal income tax liabilities have been satisfied for all taxable years up to and including the taxable year ending December 31, 1998.

     4.13 Debt. Schedule 4.13 is a complete and correct list of all credit
          ----
agreements, indentures, purchase agreements, guaranties, Capital Leases and other Debt (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower or any Subsidiary is in any manner directly or contingently obligated which exceeds Fifty Thousand Dollars ($50,000), and the maximum principal or face amounts of the Debt in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule 4.13.
                                         -------------

     4.14 Environmental Law. Borrower and each Subsidiary have duly complied
          -----------------
with in all material respects, and their businesses, operations, assets, equipment, property, leaseholds or other facilities are in material compliance with, the provisions of all applicable Environmental Laws and all rules and regulations promulgated thereunder.

                                                       Execution Copy

                                   ARTICLE 5
                                   ---------

                             AFFIRMATIVE COVENANTS

     So long as the Note shall remain unpaid or Bank shall have any commitment under this Agreement, Borrower shall:

     5.1  Maintenance of Existence. Preserve and maintain, and cause each
          ------------------------
Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

     5.2  Maintenance of Accounts. Maintain an operating account at Bank.
          -----------------------

     5.3  Maintenance of Records. Keep, and cause each Subsidiary to keep,
          ----------------------
adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower and its Subsidiaries.

     5.4  Maintenance of Properties. Maintain, keep, and preserve and cause each
          -------------------------
Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     5.5  Conduct of Business. Continue, and cause each Subsidiary to continue,
          -------------------
to engage in a business of the same general type as conducted by it on the date of this Agreement in a manner commercially reasonable and not to engage in any other type of business in any material way without Bank's written consent (which will not be unreasonably withheld).

     5.6  Maintenance of Insurance. Maintain, and cause each Subsidiary to
          ------------------------
maintain (i) fire and extended coverage casualty insurance with an "all-risk" endorsement covering all personal property, including work in process with financially sound and reputable insurance companies or associations in such amounts and covering such risks as may be reasonably acceptable to Bank (and which shall be generally equivalent in type and amount to insurance maintained by businesses of similar size engaged in a similar business) from time to time (including, without limitation, business interruption insurance covering net income for at least four (4) months) which insurance may provide for reasonable deductibles from coverage thereof, and (ii) general liability insurance covering personal injury and property damage occurring at or about Borrower's place or places of business. Such insurance shall (a) name Bank as an additional insured and loss payee, (b) be on an "occurrence" basis, (c) be paid

                                                       Execution Copy

under normal commercial terms for a period reasonably satisfactory to Bank, (d) be in amounts reasonably satisfactory to Bank and (e) not be cancelable except upon thirty (30) days prior written notice to Bank. The Borrower shall, if so requested by Bank, deliver to Bank original or duplicate policies of such insurance. Further, the Borrower shall, at the request of Bank, duly execute and deliver instruments of assignment of such insurance policies and cause the insurers to acknowledge notice of such assignment.

     5.7  Compliance with Laws. Comply, and cause each Subsidiary to comply, in
          --------------------
all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except those being contested in good faith by proceedings being diligently prosecuted, where such contest does not give nor is reasonably likely to give rise to any lien on the Collateral or otherwise to have a material adverse effect on the Collateral or Bank's security interest thereon.

     5.8  Right of Inspection. At any reasonable time and from time to time
          -------------------
during normal business hours, upon reasonable notice, permit Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of Borrower and any Subsidiary with any of their respective officers and directors and Borrower's independent accountants. Bank will treat as confidential and will not disclose voluntarily to third parties all information obtained during such inspection (all confidential).

     5.9  Reporting Requirements. Furnish to Bank:
          ----------------------

          5.9.1  Monthly Accounts Receivable Report and Management Prepared
                 ----------------------------------------------------------
     Financial Statements. Commencing on September 15, 1999 and on the 15th day
     --------------------
     of each month thereafter, Borrower shall furnish a report detailing the aging of Accounts Receivable of Borrower, the Borrowing Base Certificate as of the last day of the preceding month, a Customer Advance Payment Report in the form attached as Schedule 5.9.1(a) and a Progress Billing Report detailing deposits made by customers on orders as customarily maintained by Borrower in the form attached as Schedule 5.9.1(b).

          5.9.2    Quarterly Financial Statements. As soon as available and in
                   ------------------------------
     any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such quarter, statements of income and retained earnings of Borrower and its Subsidiaries for the quarter completed and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of cash flow of Borrower and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the

                                                             Execution Copy

     respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to year-end adjustments and the absence of footnotes);

          5.9.3    Annual Financial Statements. As soon as available and within
                   ---------------------------
     one hundred twenty (120) days after the end of each other fiscal year of Borrower consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and statements of income and retained earnings of Borrower and its Subsidiaries for such fiscal year, and statements of cash flows of Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied audited by independent accountants selected by Borrower and reasonably acceptable to Bank.

          5.9.4    Management Letters. Promptly upon receipt thereof, copies
                   ------------------
     of any reports submitted to Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of Borrower or any Subsidiary made by such accountants;

          5.9.5    Certificate of No Default. Together with the quarterly
                   -------------------------
     statements required above, a certificate of the chief financial officer of Borrower (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article 6;

          5.9.6    Notice of Litigation. Promptly after the commencement
                   --------------------
     thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower and any Subsidiary which, if determined adversely to Borrower or such Subsidiary, is reasonably likely to have a Material Adverse Effect on the Borrower or such Subsidiary taken as a whole;

          5.9.7    Notice of Defaults and Events of Default. As soon as possible
                   ----------------------------------------
     and in any event within three (3) business days after becoming aware of an Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto;

                                                       Execution Copy

          5.9.8    ERISA Reports. As soon as possible, and in any event within
                   -------------
     thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any Subsidiary, and promptly but in any event within two (2) Business Days of receipt by Borrower or any Subsidiary of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to Borrower or any commonly controlled entity, Borrower will deliver to Bank a certificate of the chief financial officer of Borrower setting forth all relevant details and the action which Borrower proposes to take with respect thereto;

          5.9.9    Reports to Other Creditors. Promptly after the furnishing
                   --------------------------
     thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to Bank pursuant to any other clause of this Section 5.9; and

          5.9.10   Director Changes. Borrower shall provide Bank with written
                   ----------------
     notice of all changes to Borrower's Board of Directors within thirty (30) days of any resignation, removal or appointment. Borrower shall also provide such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as Bank may from time to tune reasonably request.

          5.9.11   Quarterly Major Contracts Summary. (INTENTIONALLY OMITTED)
                   --------------- --------- -------

     5.10 Warrant. Borrower grants to Bank an option, pursuant to the Warrant
          -------
attached hereto as Exhibit C (the terms of which are hereby incorporated by
                   ---------
reference), to purchase at a price of $2.25 per share up to 44,445 shares of Class E preferred stock as set forth on Exhibit C.

                                   ARTICLE 6
                                   ------- -

                              NEGATIVE COVENANTS

     So long as the Note shall remain unpaid or Bank shall have any Commitment under this Agreement without the prior written consent of Bank, Borrower will not:

     6.1  Liens. Create, incur, assume, or suffer to exist, or permit any
          -----
Subsidiary to create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                                                       Execution Copy

          6.1.1    Liens in favor of Bank;

          6.1.2 Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          6.1.3 Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          6.1.4 Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

          6.1.5 Judgment and other similar Liens arising in connection with court proceedings not exceeding $50,000, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

          6.1.6 Permitted Liens and Liens securing Debt permitted under 6.2.3 hereof.

     6.2  Debt. Except as otherwise provided in this Agreement, create, incur,
          ----
assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt, except:

          6.2.1 Debt of Borrower under this Agreement or the Note or other debt to the Bank;

          6.2.2 Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the due date (other than as is in accordance with Borrower's customary practices, but in no event more than ninety (90) days) and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings, provided, however, that accounts payable to Standard Aero and Product Genesis and payments of Subordinated Debt shall not be subject to this clause; and

          6.2.3 Debt which is subordinate to the Loan in all respects on terms and conditions satisfactory to the Bank.

                                                      Execution Copy

     6.3  Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge
          ------------
or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (l) any Subsidiary may merge into or transfer assets to Borrower, and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary. Notwithstanding the foregoing, any merger or other transaction restricted by this Section 6.3 pursuant to which all amounts outstanding hereunder are to be
     -----------
paid and this Revolving Loan facility cancelled shall not require Bank's consent.

     6.4  Leases. Create, incur, assume, or suffer to exist, or permit any
          ------
Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except (l) Capital Leases as set forth in Borrower's Calendar 1998 Annual Financial Statement, (2) leases existing on the date of this Agreement and any extensions or renewals thereof, (3) (INTENTIONALLY OMITTED), and (4) (INTENTIONALLY OMITTED).

     6.5  Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit
          ------------------
any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.6  Bonuses. (INTENTIONALLY OMITTED)
          -------

     6.7  Investments. Make, or permit any Subsidiary to make, any loan or
          -----------

advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, including Affiliates, or participate as a partner or joint venture with any other Person, except (l) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-l" by Moody's Investors Service Inc., (3) short-term investments, or certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000), (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary, (5) loans, investments or advances not to exceed One Hundred Thousand Dollars ($100,000) on a revolving basis during the term hereof or (6) advances to employees for travel and related business expenses.

                                                       Execution Copy

     6.8  Guaranties. Assume, guaranty, endorse, or otherwise be or become
          ----------
directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or to otherwise assure the creditors of any Person against loss), for obligations of any Person, except (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) guaranties which do not, in the aggregate, exceed $10,000 in the aggregate at any time.

     6.9  Transactions With Affiliates. Enter into any transaction, including,
          ----------------------------
without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     6.10 Distributions. (INTENTIONALLY OMITTED)
          -------------

     6.11 Change of Name and Address. Without first providing written notice to
          --------------------------
Bank at least ten (10) business days in advance, change its name or the address of any place of business of Borrower. The address of all of Borrower's offices are set forth in Schedule 6.11.

                                   ARTICLE 7
                                   ------- -

                              FINANCIAL COVENANTS

     So long as the Term Note shall remain unpaid or Bank shall have any Commitment under this Agreement:

     7.1  Consolidated Net Income. Borrower shall earn Consolidated Net Income
          -----------------------
in accordance with the following schedule measured quarterly on a non-cumulative basis:

As of December 31, 1999                           $      1.00
As of March 31, 2000                              $      1.00
As of June 30, 2000                               $200,000.00

     7.2  Minimum Consolidated Tangible Net Worth. Borrower shall have Minimum
          ---------------------------------------
Consolidated Tangible Net Worth in accordance with the following schedule:

As of September 30, 1999                           $5,000,000.00
As of December 31, 1999                           $10,000,001.00
As of March 31, 2000                              $10,000,001.00
As of June 30, 2000                               $10,200,000.00

                                                       Execution Copy

     7.3  Increased Capital. Borrower shall, on or before October 15, 1999,
          -----------------
raise an additional Three Million Dollars ($3,000,000) in shareholder's equity. On or before January 15, 2000, Borrower shall raise an additional Five Million Dollars ($5,000,000) (over and above the prior Three Million Dollars ($3,000,000) in shareholder's equity.

                                   ARTICLE 8

                       REVOLVING LOAN PAYABLE ON DEMAND

     8.1  Revolving Loan Payable on Demand. (INTENTIONALLY OMITTED)
          --------------------------------

                                   ARTICLE 9
                                   ---------

                               EVENTS OF DEFAULT

     9.1  Events of Default. An Event of Default hereunder shall occur if any of
          -----------------
the following events shall occur:

          9.1.1 Borrower shall fail to pay the principal of, or interest on the Note within seven (7) days after the date such payment is due and payable;

          9.1.2 Any Borrowing Base Certificate shall indicate that the principal amount plus accrued interest outstanding hereunder is in excess of the amount available to Borrower under Section 2.1 hereof and Borrower
                                               -----------
     shall fail to repay such excess in accordance with Section 2.1.
                                                        -----------

          9.1.3 Any representation or warranty made by Borrower in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any lime under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

          9.1.4 Borrower shall fail to perform or observe any term, covenant or agreement contained in Articles 5, 6, or 7 hereof, provided that with regard to Articles 5 and 6, unless Borrower's failure shall jeopardize the Collateral or Bank's security interest therein, Borrower shall have thirty
     (30) days from the date of written notice by the Bank within which to cure any such failure before such failure shall become an Event of Default;

          9.1.5 Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness under the Loan when due, or (b) fail to perform or observe any term, covenant, or
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                                                       Execution Copy

     condition on its part to be performed or observed under any agreement or instrument relating to the Loan, in each case which failure continues beyond any applicable cure period, including cure periods referenced in
     Section 9.1.3;

          9.1.6 Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due, (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of ninety (90) days or more, (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more;

          9.1.7 One or more judgments, decrees, or orders for the payment of money in excess of Fifty Thousand and 00/100 Dollars ($50,000) in the aggregate shall be rendered against Borrower or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          9.1.8 The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest (other than Permitted Liens) in and to the property purported to be subject to such Security Agreement, or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Security Agreement, or Borrower shall fail to perform any of its obligations or otherwise be in breach or default in any material respect under the Security Agreement, which failure, breach or default continues beyond any applicable cure period;

          9.1.9 Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA (i) any Reportable Event shall occur, (ii) complete or partial withdrawal from any Multiemployer Plan shall take place, (iii) any Prohibited Transaction shall occur, (iv) a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated for reasons of non-compliance, or (v)
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                                                       Execution Copy

     circumstances shall exist which constitute ground entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings, and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty, or other liability which in the aggregate may exceed Twenty-five Thousand Dollars ($25,000);

          9.1.10 There shall occur any material adverse change in Borrower's financial condition which, were the provisions of Article 7 hereof applied concurrently with such occurrence, would constitute an Event to Default under said Article 7 measured for the reporting period commencing at the beginning of the most recent financial covenant test period which was the subject of the most recent quarterly report delivered pursuant to Section
     5.9.1 hereof through the date of such event; or

          9.1.11 Borrower shall violate any Environmental Law which violation, in Bank's good faith judgment reasonably exercised, may cause a Material Adverse Effect.

     Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. Bank agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Article 9 are in addition to other rights and remedies (including, without limitation, other rights of set off which Bank may have.

                                  ARTICLE 10
                                  ----------

                                 MISCELLANEOUS

     10.1 Amendments. No amendment, modification, termination, or waiver of any
          ----------
provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Bank and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
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                                                       Execution Copy

     10.2 Notices. All notices and other communications provided for under this
          -------
Agreement and under the other Loan Documents to which Borrower is a parry shall be in writing (including telegraphic, telex and facsimile transmissions) and mailed or transmitted or delivered:

if to Borrower:
                                                Millitech Corporation
                                                 20 Industrial Drive
                                              South Deerfield, MA 01373
                                              Telephone: (413) 665-8551
                                              Facsimile:  (413) 665-0089
with a copy to:
                                      Mirick, O'Connell, DeMallie & Lougee, LLP
                                                   100 Front Street
                                                 Worcester, MA 01608
                                         Attention: David L. Renauld, Esquire
                                              Telephone: (508) 791-8500
                                              Facsimile:  (508) 791-8502
if to Bank:
                                             Boston Federal Savings Bank
                                            17 New England Executive Park
                                                 Burlington, MA 01803
                                        Attention: Byron Quint, Vice President
                                              Telephone: (781) 273-0300
                                              Facsimile:  (781) 221-7143
with a copy to:
                                            Masterman, Culbert & Tully LLP
                                                   One Lewis Wharf
                                                   Boston, MA 02110
                                         Attention: Paul L. Baccari, Esquire
                                              Telephone: (617) 227-8010
                                              Facsimile:  (617) 227-2630

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.2. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective (i) if by first class mail, three business days after being deposited in the mails, or, (ii) if delivered by hand or by a nationally recognized overnight delivery service, when delivered or, if delivery is refused, when delivery was attempted, or (iii) if by telecopier when receipt is confirmed, respectively, addressed as aforesaid, except that notices to Bank pursuant to the provisions of Article 2 shall not be effective until received by Bank. Notice given by mail

                                                       Execution Copy

shall be sent certified, first class mail, return receipt requested, and shall be deemed effective as of the first date of attempted delivery as reflected in the return receipt or the returned item itself.


     10.3 No Waiver. No failure or delay on the part of Bank in exercising any
          ---------
right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any ocher rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

     10.4 Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of Borrower and Bank and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under the Loan Documents to which Borrower is a party without the prior written consent of Bank. Bank agrees not to assign this Agreement on a voluntary basis (excluding for example, assignment by merger with another institution) without providing thirty (30) days prior written notice to Borrower.

     10.5 Costs, Expenses, and Taxes. Borrower agrees to pay within thirty (30)
          --------------------------
days of demand (except after an Event of Default, in which event, such 30-day period shall be reduced to ten (10) business days) all reasonable out-of-pocket costs and expenses incurred by Bank in connection with the preparation execution, delivery, filing, and administering of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank incurred in connection with advising Bank as to its rights and responsibilities hereunder. Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation. legal proceedings, or otherwise. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold Bank harmless from and against any and all liabilities with respect to or resulting from the delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

     10.6 Integration. This Agreement, the Security Agreement and the Note
          -----------
contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

     10.7 Indemnity, No Liability. Borrower hereby agrees to defend, indemnify,
          -----------------------
and hold Bank harmless from and against any and all claims, damages, judgments, penalties, costs
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                                                       Execution Copy

and expenses (including reasonable attorneys' fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the Borrower's violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive the termination of this Agreement.

     In the absence of gross negligence or willful misconduct, Bank shall never be liable to Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

    10.8  Governing Law. This Agreement and the Note shall be governed by, and
          -------------
construed in accordance with, the laws of the Commonwealth of Massachusetts.

    10.9  Severability of Provisions. Any provision of any Loan Document which
          --------------------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

    10.10 Headings. Article and Section headings in the Loan Documents are
          --------
included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

    10.11 JURY TRIAL WAIVER. BANK AND BORROWER HEREBY WAIVE TRIAL BY JURY IN
          -----------------
ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF BANK HAS AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

    Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section 10.11, has consulted legal counsel, understands the rights it is granting in this Agreement and is waiving in this Section 10.11 in particular, and makes the above waiver knowingly, voluntarily and intentionally.

                                                       Execution Copy

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  MILLITECH CORPORATION


                                  By:  /s/ Dennis C. Stempel
                                       -----------------------------
                                       Dennis C. Stempel
                                       Its Chief Financial Officer
                                       Hereunto Duly Authorized


                                  BOSTON FEDERAL SAVINGS BANK

                                  By:  /s/ Byron Quint
                                       -----------------------------
                                       Byron Quint
                                       Its Vice President
                                       Hereunto Duly Authorized

              THE FOLLOWING IS A SUMMARY OF INFORMATION PROVIDED
            IN THE EXHIBITS AND SCHEDULES OF THE REVOLVING LINE OF
     CREDIT AGREEMENT. FURTHER INFORMATION WILL BE FURNISHED UPON REQUEST.


                                   Exhibit A

        A sample Certificate of the Chief Financial Officer of the Company, which provides the calculation to determine the maximum amount the Company may borrow from the bank.


                                   Exhibit B

        A promissory note between Boston Federal Savings Bank and the Company representing the Company's obligation to repay Boston Federal Savings Bank a loan in the principal amount of $2,000,000 dated August 20, 1999.


                                   Exhibit C

        Warrant to Boston Federal Savings Bank for an option to purchase 44,445 shares of Class E Preferred Stock at $2.25 per share.


                                 Schedule 4.13

        List of all credit agreements, indentures, purchase agreements, guaranties, capital leases and other debts of the Company which exceed $50,000; and a list of all liens against the Company.


                               Schedule 5.9.1(a)

        Sample Customer Advance Payment Report.


                               Schedule 5.9.1(b)

        Sample Progress Billing Report.


                                 Schedule 6.11

        A list of each place of business of the Company.